UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015

PROFIT PLANNERS MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	333-142076	90-0450030
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)

1001 Avenue of the Americas, 2nd Floor

New York, NY 10018

(Address of Principal Executive Offices)

(646) 416-6802

(Registrant's Telephone Number, including area code)

(Former Name or Former Address, if changed since last report)

Item 8.01 Other Events.

On April 24, 2015, the board of directors of the Registrant approved a One (1) for Ten (10) reverse stock split of the Registrant’s authorized and issued and outstanding par value $.001 per share common stock (the “Reverse Stock Split”). Under the terms of the Reverse Stock Split, (i) each Ten (10) shares of common stock held by the Registrant’s shareholders shall be reclassified and converted to One (1) common share, (ii) the number of shares of common stock authorized by the Registrant’s Articles of Incorporation shall be reduced from 500,000,000 shares to 50,000,000 shares and (iii) the number of issued and outstanding shares of the Registrant’s common stock shall be reduced from approximately 53,952,788 shares to approximately 5,395,278 shares. The par value of the Registrant’s common stock shall not be affected by the Reverse Stock Split. Any fractional shares created by the Reverse Stock Split shall be rounded up to the nearest whole share. The effective date of the Reverse Stock split shall be 5:01 pm EST on May 15, 2015, or on such other date as FINRA’s notice period for corporate actions has been satisfied (the “Effective Date”).

As a result of the Reverse Stock Split, the Registrant will have approximately 5,395,278 shares of common stock issued and outstanding as of the Effective Date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Profit Planners Management, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2015

PROFIT PLANNERS MANAGEMENT, INC.

By:	/s/ Wesley Ramjeet
Wesley Ramjeet
Chief Executive Officer

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